                                                               EXHIBIT (g)(1)(v)

                                 AMENDMENT NO. 4
                                     TO THE
                               CUSTODIAN AGREEMENT

         Amendment, dated as of August 30, 1999 ("Amendment"), to the Custodian Agreement dated as of April 14, 1997 ("Original Agreement"), as amended by Amendment No. 1 dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998 and Amendment No. 3, dated as of April 30, 1999 (collective the "Agreement") by and between EQ Advisors Trust and The Chase Manhattan Bank.

         The parties hereto agree that Paragraph 17 of the Original Agreement relating to Notices is hereby amended as follows:

                  Copies to:        Mary Joan Hoene
                                    c/o Equitable Life Assurance Society
                                    1290 Avenue of the Americas
                                    New York, New York  10104

                                    Jane A. Kanter
                                    Dechert Price & Rhoads
                                    1775 Eye Street, N.W., Suite 1100
                                    Washington, D.C.  20006

         The parties further agree that Appendix A to the Agreement is hereby replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST                         THE CHASE MANHATTAN BANK


By:              /s/ Peter D. Noris       By:              /s/ John K. Breitweg
       ----------    ---------------           ------------    ----------------
Name:  Peter D. Noris                     Name:    John K. Breitweg
Title: President and Trustee              Title:   Vice President

                                   APPENDIX A
                                 AMENDMENT NO. 4
                                       TO
                               CUSTODIAN AGREEMENT
              PORTFOLIOS AND CLASSES COVERED BY CUSTODIAN AGREEMENT

               Portfolios                                        Classes
               ----------                                        -------
Alliance Money Market Portfolio                         Class IA and Class IB
Alliance Intermediate Government Securities Portfolio   Class IA and Class IB
Alliance Quality Bond Portfolio                         Class IA and Class IB
Alliance High Yield Portfolio                           Class IA and Class IB
Alliance Common Stock Portfolio                         Class IA and Class IB
Alliance Equity Index Portfolio                         Class IA and Class IB
Alliance Growth and Income Portfolio                    Class IA and Class IB
Alliance Global Portfolio                               Class IA and Class IB
Alliance International Portfolio                        Class IA and Class IB
Alliance Balanced Portfolio                             Class IA and Class IB
Alliance Conservative Investors Portfolio               Class IA and Class IB
Alliance Growth Investors Portfolio                     Class IA and Class IB
Alliance Aggressive Stock Portfolio                     Class IA and Class IB
Alliance Small Cap Growth Portfolio                     Class IA and Class IB
Calvert Socially Responsible Portfolio                  Class IA and Class IB
Capital Guardian Research Portfolio                     Class IA and Class IB
Capital Guardian U.S. Equities Portfolio                Class IA and Class IB
Capital Guardian International Equities Portfolio       Class IA and Class IB
BT Equity 500 Index Portfolio                           Class IA and Class IB
BT International Equity Index Portfolio                 Class IA and Class IB
BT Small Company Index Portfolio                        Class IA and Class IB
EQ/Alliance Premier Growth Portfolio                    Class IA and Class IB
EQ/Putnam Balanced Portfolio                            Class IA and Class IB
EQ/Putnam Growth & Income Value Portfolio               Class IA and Class IB
EQ/Putnam International Equity Portfolio                Class IA and Class IB
EQ/Putnam Investors Growth Portfolio                    Class IA and Class IB
EQ/Evergreen Foundation Portfolio                       Class IA and Class IB
EQ/Evergreen Portfolio                                  Class IA and Class IB
JPM Core Bond Portfolio                                 Class IA and Class IB
Lazard Large Cap Value Portfolio                        Class IA and Class IB
Lazard Small Cap Value Portfolio                        Class IA and Class IB
Merrill Lynch Basic Value Equity Portfolio              Class IA and Class IB
Merrill Lynch World Strategy Portfolio                  Class IA and Class IB

               Portfolios                                        Classes
               ----------                                        -------
MFS Emerging Growth Companies Portfolio                 Class IA and Class IB
MFS Growth with Income Portfolio                        Class IA and Class IB
MFS Research Portfolio                                  Class IA and Class IB
Morgan Stanley Emerging Markets Equity Portfolio        Class IA and Class IB
T. Rowe Price Equity Income Portfolio                   Class IA and Class IB
T. Rowe Price International Stock Portfolio             Class IA and Class IB
Warburg Pincus Small Company Value Portfolio            Class IA and Class IB